Exhibit 10.2

EXECUTION COPY

PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of June 24, 2022

among

VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,

as Originators,

HARSCO CORPORATION,

as Servicer,

and

HARSCO RECEIVABLES LLC,

as Buyer

                         CONTENTS

Clause	Subject Matter	Page

	ARTICLE I
	AGREEMENT TO PURCHASE AND SELL
	2

SECTION 1.1	Agreement To Purchase and Sell	2
SECTION 1.2	Timing of Purchases	3
SECTION 1.3	Consideration for Purchases	3
SECTION 1.4	Purchase and Contribution Termination Date	3
SECTION 1.5	Intention of the Parties	4

	ARTICLE II
	PURCHASE RECORDS; CALCULATION OF PURCHASE PRICE
	4

SECTION 2.1	Purchase Records	4
SECTION 2.2	Calculation of Purchase Price	5

	ARTICLE III
	CONTRIBUTIONS AND PAYMENT OF PURCHASE PRICE
	5

SECTION 3.1	Initial Contribution of Receivables and Initial Purchase Price Payment	5
SECTION 3.2	Subsequent Purchase Price Payments	7
SECTION 3.3	Settlement as to Specific Receivables and Dilution	8

	ARTICLE IV
	CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS; REMOVAL OF ORIGINATORS
	10

SECTION 4.1	Conditions Precedent to Initial Purchase	10
SECTION 4.2	Certification as to Representations and Warranties	11
SECTION 4.3	Additional Originators	11
SECTION 4.4	Removal of Originators	12
SECTION 4.5	Additional Contributing Originators	13

	ARTICLE V
	REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
	14

SECTION 5.1	Existence and Power	14
SECTION 5.2	Power and Authority; Due Authorization	14
SECTION 5.3	No Conflict or Violation	15
SECTION 5.4	Governmental Approvals	15
SECTION 5.5	Valid Sale	15
SECTION 5.6	Binding Obligations	15
SECTION 5.7	Accuracy of Information	15
SECTION 5.8	Actions, Suits	16
SECTION 5.9	No Material Adverse Effect	16

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                         CONTENTS

Clause	Subject Matter	Page

	ARTICLE IX
	INDEMNIFICATION
	31

SECTION 9.1	Indemnities by the Originators	31

	ARTICLE X
	MISCELLANEOUS
	34

SECTION 10.1	Amendments, etc	34
SECTION 10.2	Notices, etc	35
SECTION 10.3	No Waiver; Cumulative Remedies	35
SECTION 10.4	Binding Effect; Assignability	35
SECTION 10.5	Governing Law	36
SECTION 10.6	Costs, Expenses and Taxes	36
SECTION 10.7	SUBMISSION TO JURISDICTION	36
SECTION 10.8	WAIVER OF JURY TRIAL	37
SECTION 10.9	Captions and Cross References; Incorporation by Reference	37
SECTION 10.10	Execution in Counterparts	37
SECTION 10.11	Acknowledgment and Agreement	37
SECTION 10.12	No Proceeding	38
SECTION 10.13	Mutual Negotiations	38
SECTION 10.14	Limited Recourse	38
SECTION 10.15	Joint and Several Liability	38
SECTION 10.16	38
SECTION 10.16	Electronic Execution of Assignments and Certain Other Documents	38
SECTION 10.17	Severability	39

	SCHEDULES

Schedule I	List and Location of Each Originator
Schedule II	Location of Books and Records of the Originators
Schedule III	Trade Names
Schedule IV	Notice Addresses
Schedule V	Contributing Originators

	EXHIBITS

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Intercompany Loan Agreement

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This PURCHASE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 24, 2022 is entered into among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO as “Originators” (as such schedule may be amended from time to time in accordance with the terms hereof) (collectively, including the Contributing Originators (as defined below), the “Originators” and each, an “Originator”), HARSCO CORPORATION, a Delaware corporation (“Harsco”), as initial Servicer (as defined below) and an Originator, and HARSCO RECEIVABLES LLC, a Delaware limited liability company (the “Buyer”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the Receivables Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Buyer, as borrower, Harsco, as initial Servicer (in such capacity together with any successors and assigns, the “Servicer”), the Persons from time to time party thereto as Purchasers, PNC Bank, National Association, as Administrative Agent and PNC Capital Markets LLC, as Structuring Agent. The rules of construction set forth in Section 1.02 of the Receivables Purchase Agreement are hereby incorporated in this Agreement by reference as if such rules of construction were set forth herein in their entirety.

BACKGROUND

1.    The Buyer is a special purpose limited liability company, all of the Capital Stock of which is owned by the Originators set forth on Schedule V, as such schedule may be amended from time to time in accordance with the terms of this Agreement (in such capacity, the “Contributing Originators”).

2.    The Originators generate Receivables in the ordinary course of their businesses.

3.    The Originators wish to sell and/or, in the case of any Contributing Originator, contribute Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and/or accept such Receivables and the Related Rights from the Originators, on the terms and subject to the conditions set forth herein.

4.    The Originators and the Buyer intend each such transaction to be a true sale and/or, in the case of any Contributing Originator, an absolute contribution and conveyance of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be, or to be characterized as, a loan from the Buyer to any Originator.

5.    The Buyer intends to sell and pledge the Receivables and the Related Rights to the Administrative Agent pursuant to the Receivables Purchase Agreement.

Purchase and Contribution Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

AGREEMENT TO PURCHASE AND SELL

SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Contribution Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:

(a)    each Receivable (other than Contributed Receivables as defined in Section 3.1(a)) of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);

(b)    each Receivable (other than Contributed Receivables) generated by such Originator from and including the Cut-Off Date to but excluding the Purchase and Contribution Termination Date;

(c)    all of such Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(d)    all instruments and chattel paper that may evidence such Receivable;

(e)    all letter of credit rights and security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(f)    solely to the extent applicable to such Receivable, all of such Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(g)    all books and records of such Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and

(h)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the Cut-Off Date, including all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including any insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of Returned Goods or other collateral of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed. The property, proceeds and rights described in clauses (c) through (h) above, including with respect to any Contributed Receivable, are herein referred to as the “Related Rights”, and the Buyer’s foregoing agreement to purchase Receivables and Related Rights is herein called the “Purchase Facility”.

As used herein, “Cut-Off Date” means (a) with respect to each Originator party hereto on the date hereof, May 31, 2022, and (b) with respect to any additional Originator that becomes a party hereto after the date hereof, the Business Day immediately prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.

SECTION 1.2 Timing of Purchases.

(a)    Closing Date Purchases. Effective on the Closing Date, each Originator hereby sells to the Buyer, and the Buyer hereby purchases, such Originator’s entire right, title and interest in, to and under (i) each Receivable (other than Contributed Receivables) that existed and was owing to such Originator at the Cut-Off Date, (ii) each Receivable (other than Contributed Receivables) generated by such Originator from and including the Cut-Off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto.

(b)    Subsequent Purchases. After the Closing Date, until the Purchase and Contribution Termination Date, each Receivable and the Related Rights generated by each Originator shall be, and shall be deemed to have been, sold or contributed, as applicable, by such Originator to the Buyer immediately (and without further action) upon the creation of such Receivable.

SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators and to reflect all capital contributions in accordance with Article III.

SECTION 1.4 Purchase and Contribution Termination Date. The “Purchase and Contribution Termination Date” shall be the earliest to occur of (a) the date the Purchase Facility is terminated by any Contributing Originator pursuant to Section 3.1(e), (b) the date the Purchase Facility is terminated by Buyer (with the prior written consent of the Administrative Agent) pursuant to Section 8.2(a) and (c) the Final Payout Date.

SECTION 1.5 Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer of the Receivables pursuant to this Agreement, including all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be a true sale and/or contribution and be construed as a valid and perfected sale (or contribution) and an absolute and irrevocable assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator), providing the Buyer with the full risk and benefit of ownership of the Receivables and Related Rights, and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including lien creditors, secured lenders, purchasers and any Person claiming through such Originator. If, contrary to the mutual intent of the parties, any conveyance of Receivables, including without limitation any Receivables constituting general intangibles as defined in the UCC, and all Related Rights is not construed to be both a valid and perfected sale (or contribution) and absolute assignment of such Receivables and Related Rights, then, it is the intent of each Originator and the Buyer that, (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) for the purpose of securing all obligations of such Originator hereunder, each Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter arising or created by such Originator transferred or purported to be transferred hereunder, (B) all monies due or to become due and all amounts received with respect thereto and (C) all books and records of such Originator to the extent related to any of the foregoing.

ARTICLE II

PURCHASE RECORDS; CALCULATION OF PURCHASE PRICE

SECTION 2.1 Purchase Records. On the Closing Date and on or prior to each date when an Information Package is due to be delivered under the Receivables Purchase Agreement (each such date, a “Monthly Purchase Record Date”), the Servicer shall record in its books and records, which it shall maintain and make available to the Buyer and the Originators upon request, the following information (the “Purchase Records”):

(a)    Receivables purchased by the Buyer from any Originator, or contributed to the capital of the Buyer by any Contributing Originator, on the Closing Date (in the case of the Purchase Records to be recorded on the Closing Date);

(b)    Receivables purchased by the Buyer from any Originator, or contributed to the capital of the Buyer by any Contributing Originator, during the calendar month ended immediately preceding such Monthly Purchase Record Date (in the case of each Monthly Purchase Record Date after the Closing Date); and

(c)    the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b).

(d)    For the avoidance of doubt, no failure by the Servicer to maintain any Purchase Records, or the existence of any error therein, shall derogate from the Buyer’s and its assigns’ right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed to Buyer hereunder.

SECTION 2.2 Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be (i) determined in accordance with the following formula and (ii) subject to the reductions as provided in Sections 3.3(a) and (b):

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable (and its Related Rights) as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=	Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as a percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last day of the calendar month immediately preceding such Payment Date) and the denominator of which is 365 or 366, as applicable.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter on which any Receivable is generated by an Originator. Notwithstanding anything to the contrary, sale and/or contribution of Receivables and Related Rights, and the application of proceeds with respect thereto, shall occur on a daily basis in accordance with Section 1.2(b) and Sections 3.1 and 3.2; provided that (x) settlement as to the reporting or presentation of such transactions shall occur on the Monthly Purchase Record Date and (y) amounts owing to such Originator shall be payable at any time upon demand by the applicable Originator.

“Prime Rate” has the meaning assigned to such term in the Receivables Purchase Agreement.

ARTICLE III

CONTRIBUTIONS AND PAYMENT OF PURCHASE PRICE

SECTION 3.1 Initial Contribution of Receivables and Initial Purchase Price Payment.

(a)    On the Closing Date, each applicable Contributing Originator shall, and hereby does, contribute to the capital of the Buyer certain Receivables and Related Rights consisting of each Receivable and Related Rights of the applicable Contributing Originators that exists and is owing to the applicable Contributing Originators on the Closing Date such that the equity (taking into account any cash contributions made on or prior to the Closing Date) held by the Contributing Originators in the Buyer, after giving effect to such contribution of Receivables (the value of which shall be determined based on the Purchase Price definition) and Related Rights, shall be at least equal to the Required Capital Amount. Each Receivable and Related Rights contributed by any Contributing Originator to the capital of the Buyer hereunder is herein referred to as a “Contributed Receivable”.

(b)    On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date (i) to the extent the Buyer has cash available therefor, including after giving effect to any advances made to the Buyer under the Receivables Purchase Agreement, partially in cash (in an amount to be agreed between the Buyer and such Originator and set forth in the initial Purchase Records) and, solely in the case of any Contributing Originator if elected by such Contributing Originator in its sole discretion, by accepting a contribution to the Buyer’s capital and (ii) the remainder by accepting a Subordinated Loan from the Servicer on behalf of such Originator that was made under the intercompany loan agreement in the form of Exhibit B (such intercompany loan agreement, as it may be amended, supplemented or otherwise modified from time to time, the “Intercompany Loan Agreement”) with an initial principal amount equal to the aggregate remaining Purchase Price payable to the Originators not paid in cash or, in the case of the Contributing Originators, contributed to the Buyer’s capital.

(c)    From time to time after the Closing Date, any Contributing Originator may (in its discretion) contribute to the capital of the Buyer additional Receivables and Related Rights, in lieu of selling such Receivables and Related Rights to Buyer pursuant to Section 1.1. In addition, if on any Business Day the Buyer’s Net Worth would be less than the Required Capital Amount after utilizing all the Buyer’s available cash and the Buyer’s incurrence of any necessary Subordinated Loans in order to pay in full the Purchase Price then due to the Originators hereunder, then the Contributing Originators shall, and hereby do (as of such time) contribute to the capital of the Buyer any additional Receivables and Related Rights then owing to such Contributing Originator (together with cash of such Contributing Originator if it lacks sufficient Receivables and Related Rights at such time) to the extent necessary to prevent the Buyer’s Net Worth from becoming less than the Required Capital Amount.

(d)    The Contributing Originators and Servicer shall maintain records of all contributions to the capital of the Buyer hereunder. Notwithstanding such records (or lack thereof), any contributions of Receivables, Related Rights or cash to the capital of the Buyer that are required to be made by the Contributing Originators pursuant to this Section 3.1 shall be made automatically and irrevocably on each day from the Closing Date until the Purchase and Contribution Termination Date.

(e)    At any time when the Buyer’s Net Worth would be less than the Required Capital Amount absent additional capital contributions by the Contributing Originators pursuant to Section 3.1(c), any Contributing Originator may, with thirty (30) days’ prior written notice to the Buyer and the Administrative Agent, declare the Purchase Facility terminated; provided, however, that, for the avoidance of doubt, no such declaration shall become effective until both the Buyer and the Administrative Agent have received such thirty (30) days’ prior written notice thereof from any Contributing Originator.

(f)    Each Originator hereby authorizes the Servicer, and irrevocably appoints the Servicer as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such Originator, which appointment is coupled with an interest, to (i) enter into the Intercompany Loan Agreement, (ii) enter into any amendment or waiver of the Intercompany Loan Agreement from time to time and (iii) take any and all other actions under or in connection with the Intercompany Loan Agreement or any Subordinated Loan, in each case, in the name and on behalf of such Originator. As used herein, “Subordinated Loan” has the meaning set forth in the Intercompany Loan Agreement.

SECTION 3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay the Purchase Price to each Originator for the Receivables and the Related Rights generated by such Originator and sold to the Buyer pursuant to Sections 1.1 and 1.2 on such Payment Date as follows:

(a)    First, in cash to such Originator to the extent the Buyer has cash available therefor, including pursuant to any Release or any available cash proceeds of Capital under the Receivables Purchase Agreement on or prior to such Payment Date (and such payment is not prohibited under the Receivables Purchase Agreement);

(b)    Second, solely in the case of the Contributing Originators, if elected by any Contributing Originator in its sole discretion, to the extent any portion of the Purchase Price remains unpaid, by accepting a contribution of such Receivable and the Related Rights to its capital in an amount equal to such remaining unpaid portion of such Purchase Price designated as a contribution to Buyer’s capital; and

(c)    Third, to the extent any portion of the Purchase Price remains unpaid, a Subordinated Loan shall automatically be made by the Servicer on behalf of and for the benefit of such Originator to the Buyer with an initial principal amount equal to the lesser of (x) such remaining unpaid portion of such Purchase Price and (y) the maximum amount that could be made without rendering the Buyer’s Net Worth less than the Required Capital Amount;

provided, however, that (x) if more than one Originator is selling Receivables to the Buyer on the date of such purchase, the Buyer shall make any cash payments among the Originators in such a way as to minimize to the greatest extent practicable the aggregate outstanding principal amount of all Subordinated Loans and (y) if on any Payment Date, the entire Purchase Price for any Receivable is not paid by the Buyer as a result of any of the limitations set forth above, then the Contributing Originators shall, and hereby do as of such Payment Date, automatically contribute to the capital of the Buyer any additional Receivables and Related Rights of the Contributing Originators (together with cash of the Contributing Originators if the Contributing Originators then lacks sufficient Receivables) to the extent necessary to permit the Buyer to satisfy its obligation to pay such Purchase Price in full.

“Net Worth” has the meaning set forth under “Seller’s Net Worth” in the Receivables Purchase Agreement.

All amounts paid by the Buyer to any Originator shall be allocated first to the payment of any Purchase Price then due and unpaid, second to the payment of accrued and unpaid interest on the Subordinated Loans made by the Servicer for the benefit of such Originator and third to the repayment of the outstanding principal amount on the Subordinated Loans made by the Servicer for the benefit of such Originator to the extent of such outstanding principal amount thereof as of the date of such payment, in each case before such amounts may be allocated for any other purpose.

The Servicer shall make all appropriate record keeping entries with respect to the Intercompany Loan Agreement to reflect (x) the foregoing payments and reductions made pursuant to Section 3.3 and (y) the portion of aggregate principal amount outstanding under the Intercompany Loan Agreement payable for the benefit of each Originator. The Servicer’s books and records shall constitute rebuttable presumptive evidence of (x) the principal amount of, and accrued interest on, under the Intercompany Loan Agreement at any time and (y) the respective portions of aggregate principal amount outstanding under the Intercompany Loan Agreement payable for the benefit of each Originator at any time.

Except as otherwise provided in Sections 3.3, any payments made by the Buyer in reduction of the outstanding principal balance under, or accrued and unpaid interest under the Intercompany Loan Agreement shall be allocated to the principal and interest payable for the benefit of the respective Originators ratably in accordance with the respective amounts of principal or interest, as applicable, payable for their benefit under the Intercompany Loan Agreement.

Each Originator acknowledges that it has received a copy of the Intercompany Loan Agreement and agrees to be bound by, and to comply with, all the terms of the Intercompany Loan Agreement, including, without limitation, the subordination provisions set forth therein.

If, on any Business Day, the Buyer is unable to pay the Purchase Price for Receivables and Related Rights pursuant to this Section 3.2, then the Originators shall on such Business Day provide written notice thereof to the Administrative Agent.

SECTION 3.3 Settlement as to Specific Receivables and Dilution.

(a)    If, (i) on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.5, 5.12, 5.13, 5.21, 5.23, 5.26 or 5.27 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.5, 5.12, 5.13, 5.21, 5.23, 5.26 or 5.27 is no longer true with respect to such Receivable, then the Purchase Price for such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided that, if the Buyer thereafter receives payment on account of the Outstanding Balance of such Receivable, the Buyer promptly shall deliver such funds to such Originator.

(b)    If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is either (i) reduced or canceled as a result of (A) any Returned Goods, defective, rejected or foreclosed goods or services, any cash or other discount, or any failure by an Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract or invoice, (B) any change in or cancellation of any of the terms of such Contract or invoice or any other adjustment by an Originator, the Servicer or the Buyer which reduces the amount payable by the Obligor on the related Receivable, (C) any rebates, warranties, allowances or charge-backs or (D) any setoff or credit in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) subject to any specific dispute, offset, counterclaim or defense whatsoever (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction or dispute and shall be accounted to such Originator as provided in clause (c) below.

(c)    Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from such Originator hereunder; provided, however, if, on such day, there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)    to the extent of any outstanding principal balance under the Subordinated Loans made by the Servicer for the benefit of such Originator, shall be deemed to be a payment under, and shall be deducted from the outstanding principal amount of, the Subordinated Loans made by the Servicer for the benefit of such Originator; and

(ii)    after making any deduction pursuant to clause (i) above, shall be paid in cash to the Buyer by such Originator in the manner and for application as described in the following proviso:

provided, further, that at any time (x) when an Event of Default or an Unmatured Event of Default exists under the Receivables Purchase Agreement or (y) on or after the Termination Date or the Purchase and Contribution Termination Date, the amount of any such credit shall be paid by such Originator to the Buyer in cash by deposit of immediately available funds into a Collection Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

ARTICLE IV

CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS; REMOVAL OF ORIGINATORS

SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance reasonably satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) and each Purchaser:

(a)    a copy of the resolutions or unanimous written consent of the board of directors or other governing body of each Originator, approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b)    good standing certificates for each Originator issued as of a recent date acceptable to the Buyer and the Administrative Agent (as the Buyer’s assignee) by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization or formation;

(c)    a certificate of the Secretary or Assistant Secretary of each Originator, certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser may conclusively rely until such time as the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d)    the certificate of formation or articles of incorporation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws or other governing documents of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary or an Assistant Secretary of such Originator;

(e)    proper financing statements (Form UCC-1) that have been duly authorized and name each Originator as the debtor/seller and the Buyer as the assignor secured party/buyer and the Administrative Agent, for the benefit of the Secured Parties (as assignee secured party) of the Receivables and the Related Rights sold or contributed, or purported to be sold or contributed, by such Originator as may be necessary or, in the Buyer’s or the Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership or security interest in such Receivables and the Related Rights in which an ownership or security interest has been assigned to it hereunder;

(f)    a written search report from a Person satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) listing all effective financing statements that name the Originators as debtors or sellers and that are filed in each Originator’s jurisdiction of organization, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, on or prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold to the Buyer hereunder), and tax and judgment lien search reports (including liens of the PBGC) from a Person satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) showing no evidence of such liens filed against any Originator;

(g)    favorable opinions of counsel to the Originators, in form and substance reasonably satisfactory to the Buyer, the Administrative Agent and each Purchaser;

(h)    a copy of the Intercompany Loan Agreement entered into by the Servicer and the Buyer, duly executed by the Servicer and the Buyer; and

(i)    evidence (x) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (y) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s and the Administrative Agent’s (as the Buyer’s assignee) satisfaction.

SECTION 4.2 Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase or contribution of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties of such Originator contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date).

SECTION 4.3 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer, the Administrative Agent and each Purchaser (which consents may be granted or withheld in their sole discretion), in which such case, Schedules I, II and III hereto shall be deemed automatically updated in accordance with the related Joinder Agreement (as defined below) to reflect the addition of such Originator without need for any further action; provided that the following conditions are satisfied or waived in writing by the Administrative Agent and each Purchaser on or before the date of such addition:

(a)    the Servicer shall have given the Buyer, the Administrative Agent and each Purchaser at least thirty (30) days’ (or such shorter period of time as may be agreed to in writing by the Buyer and the Administrative Agent in its sole discretion) prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent or any Purchaser may reasonably request;

(b)    such proposed additional Originator shall have executed and delivered to the Buyer, the Administrative Agent and each Purchaser an agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”);

(c)    such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance reasonably satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser;

(d)    if any Collections on Receivables originated by such proposed additional Originator will be remitted to any bank account or lock-box other than those listed on Schedule II to the Receivables Purchase Agreement, the Administrative Agent has received notice of such bank account or lock-box and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrative Agent from the applicable Collection Account Bank;

(e)    no Purchase and Contribution Termination Event (as defined below) or Unmatured Purchase and Contribution Termination Event (as defined below) shall have occurred and be continuing; and

(f)    no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

SECTION 4.4 Removal of Originators. Notwithstanding any other provision of this Agreement, any Originator may be removed as a party to this Agreement in connection with the sale or transfer of such Originator to one or more unrelated third parties without the prior written consent of the Administrative Agent or each Purchaser so long as each of the following conditions are then satisfied (any such entity, an “Excluded Originator”):

(a)    the Servicer shall have given the Buyer, the Administrative Agent and each Purchaser at least thirty (30) days’ (or such shorter period of time as may be agreed to in writing by the Buyer and the Administrative Agent in its sole discretion) prior written notice, which may be conditional, of such proposed removal and the identity of each such Excluded Originator;

(b)    the Servicer shall have delivered to the Buyer, the Administrative Agent and each Purchaser a pro forma Information Package prepared after giving effect to such removal;

(c)    such Excluded Originator has executed and delivered to the Buyer, each other Originator, the Administrative Agent and each Purchaser an officer’s certificate signed by a Financial Officer of such Excluded Originator with respect to the removal of such Originator in form and substance reasonably acceptable to the Administrative Agent and each Purchaser which shall include, among other things, (i) a certification by such Financial Officer that the requirements set forth in this Section 4.4 have been satisfied and (ii) a statement that the remaining Originators are assuming the indemnity and other obligations of such removed Originator under this Agreement;

(d)    the sum of (x) the aggregate Outstanding Balance of Receivables of such Excluded Originator at the time of removal plus (y) with respect to each other Originator (if any) previously removed as a party to this Agreement during the prior twelve months, the aggregate Outstanding Balance of Receivables of such Originator at the time of its removal, does not exceed 20.0% of the aggregate Outstanding Balance of all Receivables at such time;

(e)    such Excluded Originator has instructed each Obligor of the Receivables generated by such Excluded Originator to cease remitting payments with respect to such Receivables to any Collection Account and to instead remit payments with respect thereto to any other account (other than a Collection Account) from time to time identified to such Obligor;

(f)    such Excluded Originator has delivered such information, documents, certificates and instruments reasonably requested by the Administrative Agent in connection therewith;

(g)    the principal amount owing to such Excluded Originator under any applicable Subordinated Loan has been (or substantially concurrently will be) reduced to zero;

(h)    no Capital Coverage Deficit exists or would exist immediately after giving effect to such removal;

(i)    no Purchase and Contribution Termination Event (as defined below) or Unmatured Purchase and Contribution Termination Event (as defined below) shall have occurred and be continuing; and

(j)    no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

Effective immediately prior to the removal of any Excluded Originator as party to this Agreement pursuant to this Section 4.4, such Excluded Originator hereby delegates to Harsco, and Harsco hereby assumes, all of such Excluded Originator’s duties, obligations and liabilities (including the indemnity obligations under Section 9.1 of this Agreement) under this Agreement and each of the other Transaction Documents.

SECTION 4.5 Additional Contributing Originators. Additional Originators may be added as Contributing Originators hereunder, with the prior written consent of the Buyer, the Administrative Agent and each Purchaser (which consents may be granted or withheld in their sole discretion), in which such case, Schedules IV hereto shall be deemed automatically updated to reflect the addition of such Contributing Originator without need for any further action; provided that the following conditions are satisfied or waived in writing by the Administrative Agent and each Purchaser on or before the date of such addition:

(a)    the Servicer shall have given the Buyer, the Administrative Agent and each Purchaser at least ten (10) days’ (or such shorter period of time as may be agreed to in writing by the Buyer and the Administrative Agent in its sole discretion) prior written notice of such proposed addition and the identity of the proposed additional Contributing Originator and shall have provided such other information with respect to such proposed additional Contributing Originator as the Buyer, the Administrative Agent or any Purchaser may reasonably request;

(b)    such proposed additional Contributing Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser a bring-down of the bankruptcy opinions delivered in connection with this Agreement and an amendment to the Buyer’s Limited Liability Company Agreement, in each case in form and substance reasonably satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser;

(c)    such proposed additional Contributing Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser a joinder to the Pledge Agreement, in form and substance reasonably satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Purchaser;

(d)    no Purchase and Contribution Termination Event (as defined below) or Unmatured Purchase and Contribution Termination Event (as defined below) shall have occurred and be continuing; and

(e)    no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator (and solely with respect to Section 5.22, the Buyer) hereby represents and warrants with respect to itself that each representation and warranty concerning it or the Receivables sold by it hereunder that is pledged as security under the Receivables Purchase Agreement is true and correct, and hereby makes the representations and warranties set forth in this Article V:

SECTION 5.1 Existence and Power. Such Originator (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except (as it relates to good standing), to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect and (iii) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2 Power and Authority; Due Authorization. Such Originator (i) has all necessary organizational power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary organizational action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

SECTION 5.3 No Conflict or Violation. The execution, delivery, performance and consummation of the transactions contemplated by, this Agreement and each other Transaction Document to which such Originator is a party, and the fulfillment of the terms hereof and thereof by such Originator, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under (x) its organizational documents or (y) any indenture, sale agreement, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Originator is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim (other than a Permitted Adverse Claim) upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.4 Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders, licenses and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Originator in connection with the grant of a security interest in the Receivables and the Related Rights to the Buyer hereunder or the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

SECTION 5.5 Valid Sale. Each sale of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale (or contribution), transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.6 Binding Obligations. This Agreement and each of the other Transaction Documents to which such Originator is a party constitute legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.7 Accuracy of Information. No Pool Report, Investment Request, certificate, report, statement, document or other information (other than projections, pro forma financial information and information of a general economic or industry nature) furnished to the Buyer, the Administrative Agent or any other Purchaser Party by or on behalf of such Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, taken as a whole, contained as of the date such report, request, certificate, report, statement or document was so furnished, as modified or supplemented by any other information so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, when taken as a whole. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of such Originator to be reasonable at the time made, it being recognized that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

SECTION 5.8 Actions, Suits. (i) There is no action, suit, litigation, arbitration, proceeding or investigation pending or, to the knowledge of such Originator, threatened, against such Originator before any Governmental Authority and (ii) such Originator is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity or unenforceability of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Receivable or Related Right by such Originator to the Buyer, the ownership or acquisition by the Buyer of any Receivable or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (C) seeks any determination or ruling that could reasonably be expected to materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document.

SECTION 5.9 No Material Adverse Effect. Since December 31, 2021, there has been no Material Adverse Effect with respect to such Originator.

SECTION 5.10 Names and Location. Except as described in Schedule III, such Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where such Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.

SECTION 5.11 Margin Regulations. Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

SECTION 5.12 Eligible Receivables. Each Receivable sold, transferred, contributed or assigned hereunder is an Eligible Receivable on the date of sale, transfer, contribution or assignment, unless otherwise specified in the first Information Package, Weekly Report or Daily Report that includes such Receivable.

SECTION 5.13 Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold or contributed by it hereunder and the related Contracts.

SECTION 5.14 Investment Company Act. Such Originator is not an “investment company,” registered or required to be registered under the Investment Company Act.

SECTION 5.15 Sanctions and other Anti-Terrorism Laws. No: (i) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (x) is a Sanctioned Person; or (y) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Country in violation of sanctions, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; or (ii) Sold Assets or Seller Collateral is Embargoed Property.

SECTION 5.16 Anti-Corruption Laws. Each Covered Entity has (i) conducted its business in material compliance with Anti-Corruption Laws and (ii) has instituted and maintains policies and procedures designed to ensure compliance with such Laws.

SECTION 5.17 Financial Condition.

(a)    The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as of December 31, 2021 and the related statements of income and shareholders’ equity of Holdings and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished or made available to the Administrative Agent and the Purchasers, present fairly in all material respects the consolidated financial position of Holdings and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(b)    On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), such Originator is, and will be on such date, Solvent and no Insolvency Proceeding with respect to such Originator is, or will be on such date, pending or threatened.

SECTION 5.18 Taxes. Such Originator has (i) timely filed or caused to be filed all tax returns (federal, state, foreign and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges required to be paid by it, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

SECTION 5.19 ERISA. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) neither a Reportable Event nor an ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any applicable Plan that is not a Multiemployer Plan, and each such Plan has complied in all material respects with the applicable provisions of ERISA and the Code, (b) no termination of a Single Employer Plan has occurred other than pursuant to a standard termination under Title IV of ERISA, and no lien in favor of the PBGC or a Single Employer Plan has arisen on the assets of any Harsco Party and remains in force, during such five-year period, (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) is as reflected in the actuarial report of Willis Towers Watson prepared as of December 31, 2021 is accurate and such report fairly presents the funded status of such Single Employer Plan on the basis set forth therein, (d) neither any Harsco Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in liability under ERISA, and neither any Harsco Party nor any Commonly Controlled Entity would become subject to any liability under ERISA if any Harsco Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and (e) no such Multiemployer Plan is Insolvent.

SECTION 5.20 Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

SECTION 5.21 No Fraudulent Conveyance. No sale or contribution hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.22 Ordinary Course of Business. Each of the Originators and the Buyer represents and warrants as to itself that each remittance of Collections by or on behalf of such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer.

SECTION 5.23 Perfection Representations.

(a)    This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in each Originator’s right, title and interest in, to and under the Receivables and Related Rights which (A) security interest has been perfected and is enforceable against creditors of and purchasers from such Originator and (B) is free of all Adverse Claims (other than Permitted Adverse Claims) in such Receivables and Related Rights.

(b)    The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(c)    Prior to their sale or contribution to Buyer pursuant to this Agreement, such Originator owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim (other than Permitted Adverse Claims) of any Person.

(d)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Rights from each Originator to the Buyer pursuant to this Agreement.

(e)    Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. Such Originator is not aware of any judgment lien, ERISA lien or tax lien filings against such Originator.

(f)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.23 shall be continuing and remain in full force and effect until the Final Payout Date.

SECTION 5.24 Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Purchasers and the Administrative Agent are entering into the Transaction Documents to which they are party, respectively, in reliance upon the Buyer’s identity as a legal entity separate from such Originator.

SECTION 5.25 Opinions. The facts regarding such Originator, the Receivables sold or contributed by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

SECTION 5.26 Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

SECTION 5.27 Nature of Pool Receivables. All Pool Receivables: (i) were originated by such Originator in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.

SECTION 5.28 Compliance with Applicable Laws. Each Originator is in compliance with the requirements of all laws, rules and regulations applicable to its property or business operations, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.29 Servicing Programs. No license or approval is required for Servicer’s or Buyer’s use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

SECTION 5.30 Adverse Change in Receivables. Since March 31, 2022, there has been no material adverse change in either the collectability or the payment history of the Receivables originated by such Originator taken as a whole.

SECTION 5.31 Compliance with Transaction Documents. Each Originator has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.

SECTION 5.32 Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is sold or contributed to the Buyer hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) with respect to itself and such new Receivable on and as of such day (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) as of such earlier date). Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Article shall survive each sale or contribution of Receivables hereunder and remain in full force and effect until the Final Payout Date.

ARTICLE VI

COVENANTS OF THE ORIGINATORS

SECTION 6.1 Covenants. At all times from the Closing Date until the Final Payout Date, each Originator will, unless the Administrative Agent and the Buyer shall otherwise consent in writing, perform the following covenants:

(a)    Financial Reporting. Each Originator will maintain a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to the Buyer, the Administrative Agent and each Purchaser such written information (including non-financial information) as the Buyer, the Administrative Agent or any Purchaser may from time to time reasonably request.

(b)    Notices. Such Originator will notify the Buyer, Administrative Agent and each Purchaser in writing of any of the following events promptly upon a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto (to the extent not furnished by the Buyer or the Servicer):

(i)    Notice of Purchase and Contribution Termination Event, Unmatured Purchase and Contribution Termination Event, Event of Default or Unmatured Event of Default. A statement of a Financial Officer of such Originator setting forth details of any Purchase and Contribution Termination Event, Unmatured Purchase and Contribution Termination Event, Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which such Originator has taken or proposes to take with respect thereto.

(ii)    Representations and Warranties. The failure of any representation or warranty made or deemed to be made by such Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to any Harsco Party, which could reasonably be expected to have a Material Adverse Effect.

(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Adverse Claim) upon the Receivables or Related Rights or any portion thereof, (B) any Person other than the Buyer, the Servicer, any Collection Account Bank or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v)    Name Changes. At least fifteen (15) days before any change in such Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi)    Change in Accountants or Accounting Policy. Any change in (A) the external accountants of such Originator, (B) any accounting policy of such Originator or (C) any material accounting policy of such Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which such Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)    Material Adverse Change. Promptly after the occurrence thereof, notice of any Material Adverse Effect.

(viii)    Insolvency Proceeding. The occurrence of any Insolvency Proceeding with respect to an Originator.

(c)    Conduct of Business; Preservation of Existence. Each Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or fields that are extensions thereof or are otherwise incidental, synergistic, reasonably related, or ancillary thereto, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation or other entity in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(d)    Compliance with Laws. Each Originator will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(e)    Furnishing of Information and Inspection of Receivables. Each Originator will furnish or cause to be furnished to the Buyer, the Administrative Agent and each Purchaser from time to time such information with respect to the Pool Receivables, the Related Rights and the other Sold Assets and Seller Collateral, as the Buyer, the Administrative Agent or any Purchaser may reasonably request. Each Originator will, at such Originator’s expense, during regular business hours with reasonable prior written notice (i) permit the Buyer, the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and Seller Collateral, (B) visit the offices and properties of such Originator for the purpose of examining such books and records, and (C) discuss matters relating to the Pool Receivables, the other Sold Assets and Seller Collateral or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon reasonable prior written notice from the Buyer or the Administrative Agent, permit certified public accountants or other auditors acceptable to the Buyer or the Administrative Agent, as applicable, to conduct a review of its books and records with respect to the Pool Receivables and other Sold Assets and Seller Collateral; provided, that such Originator shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.

(f)    Payments on Receivables, Collection Accounts. Each Originator will, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. Each Originator will, at all times, maintain such books and records necessary to (i) identify Collections received from time to time on Pool Receivables and (ii) segregate such Collections from other property of the Originators and any other Person. If any payments on the Pool Receivables or other Collections are received by such Originator in any manner other than directly in a Collection Account or Lock-Box, it shall hold such payments in trust for the benefit of the Buyer (and the Administrative Agent, the Purchasers and the other Secured Parties as the Buyer’s assignees) and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Such Originator shall not permit funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, such Originator (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. Each Originator will not, and will not permit the Servicer, any other Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds. Each Originator shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed in the Receivables Purchase Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrative Agent from the applicable Collection Account Bank. Each Originator shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box), in each case, with the prior written consent of the Administrative Agent.

(g)    Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Adverse Claims) upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.

(h)    Extension or Amendment of Pool Receivables. Except as otherwise permitted by the Receivables Purchase Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Each Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i)    Fundamental Changes. Each Originator shall not make any change in such Originator’s name, location or make any other change in such Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Purchase Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer, the Administrative Agent and each Purchaser have each (A) received thirty (30) days’ prior written notice thereof, (B) consented in writing thereto (such consent not to be unreasonably withheld), (C) received executed copies of all documents, certificates and opinions (including opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (D) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Purchasers, in and to the Receivables to be sold or contributed by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(j)    Change in Credit and Collection Policy. No Originator will make, or direct the Servicer to make, any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent. Promptly following any change in the Credit and Collection Policy, each Originator will deliver a copy of the updated Credit and Collection Policy to the Buyer, Administrative Agent and each Purchaser.

(k)    Books and Records. Each Originator will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including (i) an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables and the identification and reporting of all Excluded Receivables (including records adequate to permit the daily identification of each Pool Receivable and Excluded Receivable and all Collections of and adjustments to each existing Pool Receivable and Excluded Receivable).

(l)    Ownership Interest, Etc. Each Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims), in favor of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee) as the Buyer, the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, each Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Each Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments or continuations, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize such Originator to file such financing statements under the UCC without the signature of such Originator, any other Originator, the Buyer or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, each Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(m)    Further Assurances. Each Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Buyer, the Servicer, any Purchaser or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases and contributions made hereunder or under the Receivables Purchase Agreement and/or security interest granted pursuant to the Receivables Purchase Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies hereunder, under the Receivables Purchase Agreement or under any other Transaction Document. Without limiting the foregoing, such Originator hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at such Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(n)    Mergers, Acquisitions, Sales, etc. Each Originator shall not (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Buyer, the Administrative Agent and each Purchaser have each (A) received thirty (30) days’ prior written notice thereof, (B) consented in writing thereto (such consent not to be unreasonably withheld, conditioned or delayed), (C) received executed copies of all documents, certificates and opinions (including opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (D) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets except a sale, transfer, assignment, conveyance or lease where the Buyer, the Administrative Agent and each Purchaser have both (i) received thirty (30) days’ prior written notice thereof and (ii) consented in writing thereto (such consent not to be unreasonably withheld, conditioned or delayed) or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

(o)    Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies.

(p)    Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. Such Originator shall not take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent.

(q)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.

(i)    Each Originator hereby covenants and agrees that (A) it shall immediately notify the Administrative Agent and each Purchaser in writing upon the occurrence of a Reportable Compliance Event; and (B) if at any time any

Seller Collateral or Sold Assets becomes Embargoed Property, in addition to all other rights and remedies available to the Purchaser Parties, upon request by the Administrative Agent or any of the Purchasers, each Originator shall cause the Buyer to provide substitute Seller Collateral or Sold Assets acceptable to the Administrative Agent and the Purchasers that is not Embargoed Property.

(ii)    Each Originator shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Anti-Corruption Laws.

(iii)    Each Originator hereby covenants and agrees it and its Subsidiaries will not: (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Country in violation of sanctions, including any use of the proceeds of the Investments to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Country; (c) repay the Capital or pay any other Seller Obligations with Embargoed Property or funds derived from any unlawful activity; (d) permit any Collateral to become Embargoed Property; or (e) cause any Purchaser Party to violate any Anti-Terrorism Laws.

(iv)    Each Originator hereby covenants and agrees that it will not directly or knowingly indirectly, use the Investments or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

(r)    Legend. Each Originator (or the Servicer on its behalf) shall have indicated on the most recent, and shall have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, that the Receivables and Related Rights have been sold in accordance with this Agreement and further pledged by Buyer pursuant to the Receivables Purchase Agreement, and none of the Originators or Servicer shall change or remove such notation without the consent of the Buyer and the Administrative Agent.

(s)    Buyer’s Tax Status. Neither Harsco nor any Originator shall permit the Buyer to (i) become treated other than as either a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code) or a partnership for U.S. federal income tax purposes that is wholly owned by “United States persons” (within the meaning of Section 7701(a)(30) of the Code), (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) become subject to any Tax in any jurisdiction outside the United States or (iv) become subject to any material amount of Taxes imposed by a state or local taxing authority.

(t)    Maintenance of Property; Insurance. Such Originator shall (i) keep all property and systems necessary in its business in good working order and condition, ordinary wear and tear excepted and except where failure to do so could individually or in the aggregate not reasonably be expected to have a Material Adverse Effect and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(u)    Subordinated Loans, Etc. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) (other than Permitted Adverse Claims) or with respect to, the Intercompany Loan Agreement or any Subordinated Loan.

(v)    Other Additional Information. Such Originator will provide to the Administrative Agent and the Purchasers such information and documentation as may reasonably be requested by the Administrative Agent or any Purchaser from time to time for purposes of compliance by the Administrative Agent or such Purchaser with Applicable Laws (including the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Purchaser to comply therewith.

(w)    Change in Payment Instructions to Obligors. No Originator shall (and shall not permit the Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box).

(x)    Ownership of Buyer. The Contributing Originators at all times shall own 100% of the Capital Stock of the Buyer free and clear of Adverse Claims.

SECTION 6.2 Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a)    such Originator shall not be involved in the day to day management of the Buyer;

(b)    such Originator shall maintain separate records and books of account from the Buyer and otherwise will observe corporate formalities and have a separate area from the Buyer for its business (which may be located at the same address as the Buyer, and, to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

(c)    the financial statements and books and records of such Originator shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Buyer; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such Affiliate;

(d)    except as permitted by the Receivables Purchase Agreement, (i) such Originator shall maintain its assets (including deposit accounts) separately from the assets (including deposit accounts) of the Buyer and (ii) such Originator’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;

(e)    such Originator shall not act as an agent for the Buyer (except in the capacity of Servicer or a Sub-Servicer);

(f)    such Originator shall not conduct any of the business of the Buyer in its own name (except in the capacity of Servicer or a Sub-Servicer);

(g)    other than with respect to initial organization expenses, such Originator shall not pay any liabilities of the Buyer out of its own funds or assets;

(h)    except as contemplated by the Transaction Documents, such Originator shall maintain an arm’s-length relationship with the Buyer;

(i)    such Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;

(j)    such Originator shall not acquire obligations of the Buyer (other than the Intercompany Loan Agreement and the Subordinated Loans);

(k)    such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, including shared office space;

(l)    such Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;

(m)    such Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;

(n)    such Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(o)    such Originator shall not pay the salaries of the Buyer’s employees, if any; and

(p)    to the extent not already covered in paragraphs (a) through (o) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 7.03 of the Receivables Purchase Agreement.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS

IN RESPECT OF RECEIVABLES

SECTION 7.1 Rights of the Buyer.    Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees under this Agreement or the Receivables Purchase Agreement (including the Administrative Agent) to take any and all steps in such Originator’s name reasonably necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, that the Administrative Agent shall not take any of the foregoing actions unless a Purchase and Contribution Termination Event or an Event of Default has occurred and is continuing.

SECTION 7.2 Responsibilities of the Originators. Notwithstanding anything herein to the contrary:

(a)    Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b)    None of the Buyer, the Servicer, the Purchasers or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Servicer, the Purchasers or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

(c)    Each Originator hereby grants to the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer (whether or not from such Originator) in connection with any Receivable or Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.

SECTION 7.3 Further Actions. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor, required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

SECTION 7.5 Performance of Obligations. Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay (or cause to be paid) when due any Taxes that are required to be paid by it, (including any sales Taxes) payable in connection with the Receivables generated by such Originator and their creation and satisfaction.

ARTICLE VIII

PURCHASE AND CONTRIBUTION TERMINATION EVENTS

SECTION 8.1 Purchase and Contribution Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Contribution Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Contribution Termination Event being referred to herein as an “Unmatured Purchase and Contribution Termination Event”):

(a)    the Termination Date shall have occurred;

(b)    any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days;

(c)    any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered by an Originator pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, however that no breach of a representation or warranty set forth in Sections 5.5, 5.12, 5.13, 5.21, 5.23, 5.26 or 5.27 shall constitute a Purchase and Contribution Termination Event pursuant to this clause (c) if credit has been given for a reduction of the Purchase Price, the outstanding principal balance of the applicable Subordinated Loan has been reduced or the applicable Originator has made a cash payment to the Buyer, in any case, as required pursuant to Section 3.3(c) with respect to such breach;

(d)    any Originator shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure, solely to the extent capable of cure, shall continue unremedied for ten (10) Business Days after knowledge thereof by any Harsco Party or notice thereof by the Buyer, the Administrative Agent or any Purchaser; or

(e)    any Insolvency Proceeding shall be instituted against any Originator that is a Significant Subsidiary of Harsco and such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur.

SECTION 8.2 Remedies.

(a)    Optional Termination. Upon the occurrence and during the continuation of a Purchase and Contribution Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrative Agent shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Purchasers), to declare the Purchase Facility terminated.

(b)    Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to clause (a) above, the Buyer (and the Administrative Agent as Buyer’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1 Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, each Originator and Harsco, jointly and severally, hereby agrees to indemnify the Buyer, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent and each Purchaser (each of the foregoing Persons being individually called a “Purchase and Contribution Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related reasonable and documented costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Purchase and Contribution Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:

(a)    the breach of any representation or warranty made or deemed made by such Originator (or any employee, officer or agent of such Originator) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(b)    the failure by such Originator to transfer good and marketable title in and to any Pool Receivable or Related Right to the Buyer, free and clear of any Adverse Claims, and that is freely assignable, pursuant to this Agreement;

(c)    the failure by such Originator to comply with the terms of any Transaction Document or with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(d)    the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Security) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;

(e)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable or the Related Rights;

(f)    any suit or claim related to the Pool Receivables originated by such Originator (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable originated by such Originator);

(g)    [reserved];

(h)    any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(i)    any products liability, environmental or other claim arising out of or in connection with any Receivable or other merchandise, goods or services which are the subject of or related to any Receivable;

(j)    the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;

(k)    the failure to provide, or delay in providing, any Obligor with an invoice or other evidence of indebtedness;

(l)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;

(m)    any claim brought by any Person other than a Purchase and Contribution Indemnified Party arising from any activity by such Originator or any Affiliate of such Originator in servicing, administering or collecting any Pool Receivable;

(n)    the failure by such Originator to pay when due any Taxes, including sales, excise or personal property Taxes;

(o)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(p)    any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable generated by such Originator;

(q)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(r)    any Tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated by such Originator or any Related Rights connected with any such Receivables;

(s)    any liability under Section 4.03 of the Receivables Purchase Agreement; or

(t)    any Receivable sold, transferred, contributed or assigned hereunder by such Originator as an Eligible Receivable on the date of sale, transfer, contribution or assignment of such Receivable but which is not an Eligible Receivable at such time.

provided that such indemnity shall exclude (i) Purchase and Contribution Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Purchase and Contribution Indemnified Amounts resulted from the bad faith, gross negligence or willful misconduct by the Purchase and Contribution Indemnified Party seeking indemnification, (ii) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), (iii) Purchase and Contribution Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor, (iv) Purchase and Contribution Indemnified Amounts that arise from any settlement of any proceeding effected without the applicable Originator’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with such Originator’s written consent, or if there is a judgment against a Purchase and Contribution Indemnified Party in any such proceeding, such Originator agrees to indemnify and hold harmless each Purchase and Contribution Indemnified Party in the manner set forth in this Section 9.1 (provided that such Originator’s consent shall not be required to effect any settlement of any such proceeding if an Event of Default has occurred and is continuing at the time such settlement is to be effected; provided, further that, if at any time a Purchase and Contribution Indemnified Party shall have requested in accordance with this Agreement that an Originator reimburse such Purchase and Contribution Indemnified Party for legal or other expenses in connection with investigating, responding to or defending any proceeding, such Originator shall be liable for any settlement of any proceeding effected without such Originator’s written consent if (x) such settlement is entered into more than 30 days after receipt by such Originator of such request for reimbursement and (y) such Originator shall not have reimbursed such Purchase and Contribution Indemnified Party in accordance with such request prior to the date of such settlement) and (v) Purchase and Contribution Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Purchase and Contribution Indemnified Amounts resulted from disputes arising solely among Purchase and Contribution Indemnified Parties (other than the Administrative Agent or the Structuring Agent) and that do not involve any act or omission by any Originator or any of their Affiliates).

Notwithstanding anything to the contrary in this Agreement, solely for purposes of such Originator’s indemnification obligations in this Article IX, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

If for any reason the foregoing indemnification is unavailable to any Purchase and Contribution Indemnified Party or insufficient to hold it harmless, then the Originators, jointly and severally, shall contribute to the amount paid or payable by such Purchase and Contribution Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of such Originator and its Affiliates, on the one hand, and such Purchase and Contribution Indemnified Party, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of such Originator and its Affiliates and such Purchase and Contribution Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of such Originator under this Section 9.1 shall be in addition to any liability which such Originator may otherwise have (without duplication), shall extend upon the same terms and conditions to the Purchase and Contribution Indemnified Party, and shall be binding upon and inure to the benefit of any successors, permitted assigns, heirs and personal representatives of such Originator and the Purchase and Contribution Indemnified Parties. Any indemnification or contribution under this Section 9.1 shall survive the termination of this Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Amendments, etc.

(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Servicer and each Originator, with the prior written consent of the Administrative Agent and the Purchasers.

(b)    No failure or delay on the part of the Buyer, the Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer, the Administrative Agent or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule IV hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Purchaser, at their respective address for notices pursuant to the Receivables Purchase Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3 No Waiver; Cumulative Remedies.    The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Harsco and each Originator hereby authorizes the Buyer, the Administrative Agent and each Purchaser (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of Harsco or such Originator to such Set-off Party arising in connection with the Transaction Documents (including amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of Harsco or such Originator.

SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns. No Originator nor the Servicer may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Purchaser, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5 Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, and Harsco, jointly and severally with each Originator, agrees to pay on demand:

(a)    to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including (i) the reasonable and documented Attorney Costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) subject to Section 6.1(e), reasonable and documented out-of-pocket accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;

(b)    to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented Attorney Costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and

(c)    all Other Taxes payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Contribution Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes.

SECTION 10.7 SUBMISSION TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT

PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN SUCH COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)    EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE IV. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.9 Captions and Cross References; Incorporation by Reference. The various captions (including the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 10.11 Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be collaterally assigned by the Buyer to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Purchase Agreement, and each Originator consents to such collateral assignment. Each of the parties hereto acknowledges and agrees that the Purchasers and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Purchase Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.12 No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding for at least one year and one day following the Final Payout Date. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount in respect of any Subordinated Loan, the Intercompany Loan Agreement or otherwise to such Originator pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 3.01 of the Receivables Purchase Agreement, be used to make such payment. Any amount which the Buyer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against, or corporate obligation of, the Buyer by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 10.14 Limited Recourse. Except as explicitly set forth herein and in the Performance Guaranty, the obligations of the Buyer under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Buyer. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Buyer. The agreements in this Section 10.14 shall survive any termination of this Agreement.

SECTION 10.15 Joint and Several Liability. Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of each of the Originators hereunder.

SECTION 10.16 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Joinder Agreements, amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.17 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HARSCO RECEIVABLES LLC, as Buyer

By: /s/ Michael Kolinsky
Name: Michael Kolinsky
Title: Vice President

HARSCO CORPORATION, as Servicer and as an Originator

By: /s/ Michael Kolinsky
Name: Michael Kolinsky
Title: Vice President - Treasurer, Tax and Real Estate

HARSCO CLEAN EARTH HOLDINGS, LLC, as an Originator

By: /s/ Jon S. Ploetz
Name: Jon S. Ploetz
Title: Secretary

S-1	Purchase and Contribution Agreement

21ST CENTURY ENVIRONMENTAL MANAGEMENT OF NEVADA, LLC 21ST CENTURY ENVIRONMENTAL MANAGEMENT, LLC OF RHODE ISLAND
ADVANCED REMEDIATION & DISPOSAL TECHNOLOGIES OF DELAWARE, LLC
AERC ACQUISITION CORPORATION
ALLIED ENVIRONMENTAL GROUP, LLC
ALLWORTH, LLC
BURLINGTON ENVIRONMENTAL, LLC
CEHI ACQUISITION, LLC
CEI HOLDING, LLC
CHEMICAL POLLUTION CONTROL OF FLORIDA, LLC
CHEMICAL RECLAMATION SERVICES, LLC
CHEMICAL POLLUTION CONTROL, LLC OF NEW YORK
CLEAN EARTH ENVIRONMENTAL SERVICES, INC.
AES ASSET ACQUISITION CORPORATION
CLEAN EARTH ENVIRONMENTAL SOLUTIONS, INC.
CLEAN EARTH, LLC
CLEAN EARTH HOLDINGS, LLC
CLEAN EARTH SPECIALTY WASTE SOLUTIONS, INC.
CLEAN EARTH OF ALABAMA, INC.
CLEAN EARTH OF CARTERET, LLC
CLEAN EARTH DREDGING TECHNOLOGIES, LLC
CLEAN EARTH OF GEORGIA, LLC
CLEAN EARTH OF GREATER WASHINGTON, LLC
CLEAN EARTH OF MARYLAND, LLC
CLEAN EARTH OF NEW CASTLE, LLC
CLEAN EARTH OF NORTH JERSEY, INC.
CLEAN EARTH OF PHILADELPHIA, LLC
CLEAN EARTH OF SOUTHEAST PENNSYLVANIA, LLC
CLEAN EARTH OF SOUTHERN FLORIDA, LLC
CLEAN EARTH OF WILLIAMSPORT, LLC
CLEAN EARTH OF MICHIGAN, LLC
CLEAN ROCK PROPERTIES LTD.
ESOL TOPCO LLC
GENERAL ENVIRONMENTAL MANAGEMENT OF RANCHO CORDOVA LLC
LUNTZ ACQUISITION (DELAWARE), LLC

S-2	Purchase and Contribution Agreement

NORTHLAND ENVIRONMENTAL, LLC
NORTRU, LLC
PHILIP RECLAMATION SERVICES, HOUSTON, LLC
PSC ENVIRONMENTAL SERVICES LLC
PSC RECOVERY SYSTEMS, LLC
REAL PROPERTY ACQUISITION LLC
REPUBLIC ENVIRONMENTAL RECYCLING (NEW JERSEY), INC.
REPUBLIC ENVIRONMENTAL SYSTEMS (PENNSYLVANIA), LLC
REPUBLIC ENVIRONMENTAL SYSTEMS (TRANSPORTATION GROUP), LLC
RHO-CHEM, LLC
SOLVENT RECOVERY, LLC
GARDNER ROAD OIL, LLC
CLEAN EARTH MOBILE SERVICES, LLC
CLEAN EARTH OF PUERTO RICO, LLC
ENVIRONMENTAL SOIL MANAGEMENT, INC.
ENVIRONMENTAL SOIL MANAGEMENT OF NEW YORK, LIMITED LIABILITY COMPANY
MKC ACQUISITION CORPORATION
CLEAN EARTH CORPORATE SERVICES, LLC
CLEAN EARTH GOVERNMENT SERVICES, LLC as Originators

By: /s/ Sarah Kowalczyk
Name: Sarah Kowalczyk
Title: Secretary

S-3	Purchase and Contribution Agreement